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                                   EXHIBIT "B"

                                ESCROW AGREEMENT


         This ESCROW AGREEMENT (the "Escrow Agreement") is entered into effective as of January 31, 1998 by and between STEVE KAKUK, HELEN KAKUK, CATHERINE A. GARCIE, STEPHEN J. KAKUK, and KRISTINA ANDERSON, on the one hand (each a "Shareholder" and together the "Shareholders"), AMERICAN CUSTOM COMPONENTS, INC., a Nevada corporation ("ACC"), on the other hand, and MRC LEGAL SERVICES CORPORATION, a California corporation, as escrow agent ("Escrow Agent").

                                 R E C I T A L S

         A. ACC and the Shareholders are parties to a Stock Purchase Agreement dated as of even date herewith (the "Agreement").

         B. As a condition to the Agreement, ACC has agreed to deposit with the Escrow Agent a certificate or certificates representing 25,000 shares of "restricted" ACC Common Stock (the "ACC Shares"), together with a Stock Power sufficient to transfer all right, title and interest in the ACC Shares to the Shareholders, or their designees, in form and substance satisfactory to the Shareholders, as shall be effective to vest in the Shareholders all right, title and interest in and to all of the ACC Shares. The purpose of this Escrow Agreement is to (i) provide a method whereby ACC is compensated by withholding delivery of the ACC Shares upon a breach of the Agreement, and (ii) provide a method whereby the Shareholders are compensated by accelerating delivery of the ACC Shares upon a breach of that certain Promissory Note executed by ACC of even date herewith (the "Note") and/or a breach of the UBOC Debt as assumed by ACC in accordance with Section 1.3.3.1 of the Agreement.

         C. Escrow Agent has agreed to act as the escrow agent hereunder, in accordance with the terms and conditions set forth in this Escrow Agreement.

         NOW THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

         1. APPOINTMENT OF ESCROW AGENT. The Parties hereby mutually appoint and designate the Escrow Agent to receive, hold and release, as escrow agent, the ACC Shares and the Escrow Agent hereby accepts such appointment and designation.

         2. ESCROW DELIVERY. On or before Closing Date as set forth in the Agreement, ACC shall deliver or cause to be delivered a certificate or certificates representing the ACC Shares, together with a Stock Power sufficient to transfer all right, title and interest in the ACC Shares to the Shareholders, in form and substance satisfactory to the Shareholders, as shall be effective to vest in the Shareholders all right, title and interest in and to all of the ACC Shares, to the Escrow Agent.



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         3.  CONDITIONS OF ESCROW.

                  3.1 THE ESCROW DEPOSIT. Escrow Agent shall hold and release the ACC Shares as follows:

                     a. RELEASE OF THE ACC SHARES FROM ESCROW. The Escrow Agent shall release and distribute the ACC Shares as follows:

                        i.   The ACC Shares shall be released to the
                             Shareholders on or before January 31, 1999, unless one of the three following events has occurred: (A) ACC has given written notice to the Shareholders and the Escrow Agent prior to January 31, 1999 of a breach of the Agreement, in which event the ACC Shares described in this paragraph shall not be released in accordance with this Section 3.1(a)(i) but instead in accordance with
                             Section 3.1(a)(ii); or (B) ACC has not made payment under the terms of the Note within fourteen (14) days of the date for delivery, in which event the ACC Shares shall be released to the Shareholders upon written instructions from the Shareholders to do so; or (C) ACC has defaulted on the UBOC Debt by not making payment in a timely manner as set forth in Section 1.3.3.1 of the Agreement, or ACC has breached any other material term of the Agreement, in which event the ACC Shares shall be released to the Shareholders upon written instructions from the Shareholders to do so.

                        ii. All or any portion of the ACC Shares shall be released to the Shareholders or ACC, as the case may be, pursuant to (a) written instructions executed by both the Shareholders and ACC, or (b) any "final order" of a court of competent jurisdiction, any such order being deemed to be "final" if (i) such order has not been reserved, stayed, enjoined, set aside, annulled or suspended, (ii) no request for a stay, suspension or an injunction, petition for reconsideration or appeal, or sua sponte action with comparable effect is sua sponte pending with respect to the order, and (iii) the time for filing any such request, petition or appeal or further taking of any such sua sponte action has expired.

                  3.2 CONFLICTING INSTRUCTIONS. If a controversy arises between the Parties concerning the release of the ACC Shares hereunder, they shall notify the Escrow Agent. In that event (or, in the absence of such notification, if in the good faith judgment of the Escrow Agent such controversy exists), the Escrow Agent shall not be required to resolve such controversy or take an action but shall be entitled to await resolution of the controversy by joint



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instructions from the Parties. The Escrow Agent may institute an interpleader action in state or federal court in the State of California to resolve such controversy. If a suit is commenced against the Escrow Agent, it may answer by way of interpleader and name ACC and the Shareholders as additional parties to such action, and the Escrow Agent may tender the ACC Shares into such court for determination of the respective rights, titles and interests of the Parties. Upon such tender, the Escrow Agent shall be entitled to receive from the Parties its reasonable attorneys' fees and expenses incurred in connection with said interpleader action or in any related action or suit. As between ACC and the Shareholders, such fees, expenses and other sums shall be paid by the party which fails to prevail in the proceedings brought to determine the appropriate distribution of the ACC Shares. If and when the Escrow Agent shall so interplead such Parties, or either of them, and deliver the ACC Shares to the clerk of such court, all of its duties hereunder shall cease, and it shall have no further obligation in this regard. Nothing herein shall prejudice any right or remedy of the Escrow Agent.

         4.  CONCERNING ESCROW AGENT

                  4.1 DUTIES. Escrow Agent undertakes to perform all duties which are expressly set forth herein; provided, however, that the Escrow Agent shall not be required to make or be liable in any manner of its failure to make any determination under the Agreement or any other agreement, including whether ACC or the Shareholders are entitled to delivery of the ACC Shares under the Agreement.

                  4.2  INDEMNIFICATION.

                  a. Escrow Agent may rely upon and shall be protected in acting or refraining from acting upon any written notice, instructions or request furnished to it hereunder and believed by it to be genuine and authorized.

                  b. Escrow Agent shall not be liable for any action taken by it in good faith and without gross negligence or wilful misconduct, and believed by it to be authorized or within the rights or powers conferred upon it by this Escrow Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

                  c. ACC and the Shareholders hereby agree to indemnify the Escrow Agent for, and hold the Escrow Agent harmless against, any loss, liability or expense incurred without gross negligence or wilful misconduct or bad faith on the part of the Escrow Agent, arising out of or in connection with the Escrow Agent's entering into this Escrow Agreement and carrying out the Escrow Agent's duties hereunder, including, without limitation, costs and expenses of defending the Escrow Agent against any claim or liability with respect thereto.

                  d. Escrow Agent shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of


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                  money or property, nor is the Escrow Agent a party to any
                  other agreement entered into among ACC and the Shareholders.

                  4.3 OTHER MATTERS. Escrow Agent (and any successor escrow agent or agents) reserves the right to resign as the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the other parties hereto, and provided further that a mutually acceptable successor Escrow Agent(s) within such fifteen (15) day period, the Escrow Agent may petition any court in the State of California having jurisdiction to designate a successor Escrow Agent. The resignation of the Escrow Agent (and any successor escrow agent or agents) shall be effective only upon delivery of the ACC Shares to the successor escrow agent(s). The Parties reserve the right to jointly remove the Escrow Agent at any time, provided fifteen (15) days' prior written notice is given to the Escrow Agent. In the event of litigation or dispute by the Parties in which the performance of the duties of the Escrow Agent is at issue, the Escrow Agent shall take no action until such action is agreed in writing by the Parties, or until receipt of any order pursuant to 3.1(a)iii or 3.1(b)ii above directing the Escrow Agent with respect to the action which is the subject of such litigation or dispute.

         5. TERMINATION. This Escrow Agreement shall be terminated upon the release of the ACC Shares in accordance with the terms and conditions of Section 3 hereof, or otherwise by written mutual consent signed by all parties hereto.

         6. NOTICE. All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Escrow Agreement shall be in writing and shall be hand delivered (including delivery by courier), sent by facsimile, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  TO ACC:

                  American Custom Components, Inc.
                  3310 W. MacArthur Blvd.
                  Santa Ana, CA 92704
                  Attn: Martin Tony Walk
                  Facsimile No.: 714-662-2081

                  with a copy to:

                  The Law Offices of M. Richard Cutler
                  610 Newport Center Drive, Suite 800
                  Newport Beach, CA 92660
                  Attn: M. Richard Cutler, Esq.
                  Facsimile No.: 714-719-1988





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                  TO THE SHAREHOLDERS:

                  Steve Kakuk
                  26931 Vista Pointe
                  San Juan Capistrano, CA 92675
                  Facsimile No.: (714) 347-0738

                  with a copy to:

                  Bewley, Lassleben & Miller, LLP
                  13215 East Penn Street, Suite 510
                  Whittier, CA 90602
                  Attn: J. Terrence Mooschekian
                  Facsimile No.: 562-696-6357

                  TO THE ESCROW AGENT:

                  MRC Legal Services Corporation
                  610 Newport Center Drive, Suite 800
                  Newport Beach, CA 92660
                  Attn: M. Richard Cutler, Esq.
                  Facsimile (714) 719-1988

or such other address as the addressee may indicate by written notice to the other parties. Each notice, demand, request or communication which shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         7. BENEFIT AND ASSIGNMENT. This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision in this Escrow Agreement against any of the parties hereto, and the covenants and agreements set forth in this Escrow Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns this Escrow Agreement or any rights hereunder without the prior written consent of the parties hereto.

         8. ENTIRE AGREEMENT; AMENDMENT. This Escrow Agreement and the Stock Purchase Agreement executed simultaneously herewith contain the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters. This Escrow Agreement may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.


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         9. HEADINGS. The headings of the sections and subsections contained in this Escrow Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

         10. GOVERNING LAW; VENUE. This Escrow Agreement shall be governed and constructed under and in accordance with the laws of the State of California (but not including the conflicts of laws and rules thereof). For purposes of any action or proceeding involving this Escrow Agreement each of the parties to this Escrow Agreement expressly submits to the jurisdiction of the federal and state courts located in the State of California and consents to the service of any process or paper by registered mail or by personal service within or without the State of California in accordance with applicable law, provided a reasonable time for appearance is allowed.

         11. SIGNATURE IN COUNTERPARTS. This Escrow Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Escrow Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         12. ATTORNEY'S FEES. Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney's Fees and Costs.

         IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.


AMERICAN CUSTOM COMPONENTS, INC.


    /s/ Martin Tony Walk
--------------------------------
By:      Martin Tony Walk
Its:     President


K5 PLASTICS, INC.


     /s/ Steve Kakuk
--------------------------------
By:      Steve Kakuk
Its:     President


     /s/ Steve Kakuk
--------------------------------                  /s/ Helen Kakuk
STEVE KAKUK, individually                         -----------------------------
                                                  HELEN KAKUK, individually


     /s/ Catherine A. Garcie
--------------------------------                  /s/ Stephen J. Kakuk
CATHERINE A. GARCIE, individually                ------------------------------
                                                 STEPHEN J. KAKUK, individually


     /s/ Kristina Sanderson
--------------------------------
KRISTINA SANDERSON, individually


"Escrow Agent"


MRC LEGAL SERVICES CORPORATION


     /s/ M. Richard Cutler
--------------------------------
By:      M. Richard Cutler
Its:     President